UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 2, 2015

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Wednesday, December 2, 2015, Stephen Russell resigned as a member of the Board of Directors (the “Board”) of Celadon Group, Inc., a Delaware corporation (the “Company”), due to health reasons.  As a result, Mr. Russell will not be standing for reelection at the Company’s annual meeting of stockholders to be held on December 11, 2015.  In connection with Mr. Russell’s resignation, the Board reduced its size from 5 directors to 4 directors.

In making the announcement, Paul Will, the Company’s Chairman, stated: “We thank Steve for all his contributions to Celadon since he founded the Company 30 years ago.  Along the way, Steve has guided Celadon to its position as one of North America’s most innovative and successful transportation and logistics companies.”

As noted above, Mr. Russell’s decision to resign and not to stand for reelection was for health reasons and not a result of any disagreement with the Company, its management, or the Board on any matter relating to the Company's operations, policies, or practices.

The information in this report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: December 3, 2015	By:	/s/ Bobby Peavler
Bobby Peavler Executive Vice President, Chief Financial Officer, and Treasurer